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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-17235, 333-17273, 333-2910, 333-40903, 333-65323,
333-2908, 333-65343 and 333-67833) of Trega Biosciences, Inc. of our report dated December 18, 1998, with respect to the financial statements for the year ended September 30, 1998 of NaviCyte, Inc., included in the Current Report
(Form 8-K/A) of Trega Biosciences, Inc.


                                        /s/ ERNST & YOUNG LLP

San Diego, California
February 4, 1999